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                                                             Exhibit 24(b)(5)(d)

                        RESEARCH AND ADVISORY AGREEMENT
                        -------------------------------


     AGREEMENT made this   13th   day of    December   , 1994 by and between
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Matthews International Capital Management (hereinafter referred to as the
"Adviser") and Daewoo Capital Management Co., Ltd. (hereinafter referred to as the "Korean Adviser"), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.


                                   WITNESSETH

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the "Advisory Agreement") dated as of November 28, 1994 with Matthews Korea Fund (the "Fund"), a series of Matthews International Funds, a Delaware business trust, pursuant to which the Adviser acts as investment adviser to and manager of the Fund.

     WHEREAS, the Adviser wishes to engage the services of the Korean Adviser to assist the Adviser in the performance of its obligations under the Advisory Agreement.

     NOW THEREFORE, in consideration of the mutual agreements herein contained and intending to be bound, the parties agree as follows.

     1.    Duties of Korean Adviser.  The Korean Adviser agrees to furnish to
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the Adviser such information, research and analysis, investment recommendations, advice and assistance with respect to the purchase and sale of securities, as the Adviser shall from time to time reasonably request subject to oversight by the Board of Trustees and the supervision of the Adviser. The Korean Adviser agrees with respect to the services provided to the Fund that it:

           (a) shall provide the Adviser with records concerning the Korean Adviser's activities which the Fund is required to maintain, and to render regular reports to the Adviser and Board of Trustees concerning the Korean Adviser's discharge of the foregoing responsibilities. The Korean Adviser shall discharge the foregoing responsibilities subject to the control of the Adviser and the Board of Trustees and in compliance with the objectives, policies and limitations set forth in the Fund's Prospectus and Statement of Additional Information. The Korean Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings, equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein;

           (b) shall pay the fees and expenses of any directors or officers of the Fund who are directors, officers or employees of the Korean Adviser or any of the Korean Adviser's affiliates, except that the Fund shall bear travel expenses of one (but not more than one) director, officer or employee of the Korean Adviser or any of the Korean Adviser's affiliates who is not a resident in the United States to the extent such expenses relate to his/her

                                                                 Matthews Korea
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Fund - Research and Advisory Agreement

                                                                          Page 1
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attendance as a director at meetings of the Board of Trustees of the Fund in the
United States, and shall also bear the travel expenses of any other director, officer or employee of the Korean Adviser or of any of the Korean Adviser's affiliates who is resident in the United States to the extent such expenses relate to his/her attendance as a director at meetings of the Board of Trustees outside of the United States.

           (c) shall maintain books and records with respect to the securities transactions for the Fund, furnish to the Adviser and the Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all of the Korean Adviser's reports to the Board of Trustees for examination and review within a reasonable time prior to the Fund's Board meetings.

     2.    Portfolio Transactions.  The Korean Adviser shall provide the Fund
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with a trading department and will place orders pursuant to its investment determination for the Fund either directly with any broker or dealer, or with the issuer. The Korean Adviser shall select the brokers or dealers that will execute the purchases and sales of securities for the Fund and is directed to use its best efforts to ensure that the best available price and most favorable execution of securities for the Fund are obtained. Subject to policies established by the Board of Trustees of the Fund and communicated to the Adviser, it is understood that the Korean Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Series, or be in breach of any obligation owing to the Fund or in respect of the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Korean Adviser's overall responsibilities with respect to the accounts, including the Fund, as to which it exercises investment discretion. The Korean Adviser will promptly communicate to the officers and trustees of the Fund such information relating to Fund transactions as they may reasonably request.

           The Korean Adviser agrees with respect to the portfolio transactions executed on behalf of the Fund that it:

           (a) will telecopy trade information to Fund/Plan Services, Inc., 2 West Elm Street, Conshohocken, Pennsylvania, United States 19428 on the close of business on the day the trade was executed and cause broker confirmations to be sent directly to the Adviser. If by facsimile the number shall be (610) 834-3496.

           (b) will give prior notification of all trades, wherever possible, to the Adviser, either by telephone or fax. In the event that such notification is not possible and the trade or trades in question are not in compliance with the investment objectives of the Fund as set forth in the Prospectus and Statement of Additional Information, the Adviser reserves the right to reject execution of the trade or trades, even where such trade or trades do not represent willful

                                                                  Matthews Korea
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Fund - Research and Advisory Agreement

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misfeasance, bad faith or gross negligence on the part of the Korean Adviser.
In such case, the Adviser will not be subject to any liability arising from the action of the Korean Adviser.

     3.    Compensation of the Korean Adviser.  As compensation for the services
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enumerated herein, the Adviser will pay the Korean Adviser, in United States dollars, a monthly fee which, on an annual basis, is equal to 0.50% per annum of the value of the Fund's net assets provided that the Adviser realizes its full fees under the Advisory Agreement. In the event the Adviser realizes less than its full Advisory fee as set forth in the Advisory Agreement, the Korean Adviser agrees to accept as its fee in any given month a sum equal to 1/2 of the fee realized by the Adviser.

           For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month; provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to date of termination shall be based on the value of net assets of the Fund determined as of the close of business on the date of termination and the fee for such period through the end of the month in which such proceeds are received shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee shall be made by the Adviser to the Korean Adviser within the fifteen days next following the day as of which such payment is so computed.

           The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Trust Instrument and By-laws of the Fund. Until such time as the Adviser shall have recouped its out of pocket expenses incurred in organizing the Fund, the Korean Adviser shall waive the compensation payable to it hereunder. The Korean Adviser acknowledges that during such period the investment advisory fee payable by the Fund to the Adviser shall be increased by the amount of the fee waived hereunder.

           The Adviser agrees to work with the Korean Adviser, in order to make the relationship as productive as possible for the benefit of the Fund, to further the development of the Korean Adviser's ability to provide the services contemplated by Section 1. To this end the Adviser agrees to work with the Korean Adviser to assist the Korean Adviser in developing research techniques, procedures and analysis. The Korean Adviser agrees not to furnish, without the Adviser's consent, to any person other than the Adviser's personnel and directors and representatives of the Fund any tangible research material that is prepared by the Korean Adviser, that is not publicly available, and that has been stamped or otherwise clearly indicated by the Korean Adviser as being confidential.

     4.    Status of Korean Adviser.  It is expressly understood and agreed that
           ------------------------
the services to the Fund are not to be deemed exclusive, and the Korean Adviser shall be free to provide similar services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby. Nothing herein shall be construed as constituting the Korean Adviser an agent of the Adviser or of the Fund. The Korean Adviser represents and warrants that they are registered as an investment adviser under the U.S.

                                                                 Matthews Korea
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Fund - Research and Advisory Agreement

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Investment Advisers Act of 1940, as amended.  The Korean Adviser agrees to maintain such registration in effect during the term of this Agreement.

           Neither the Korean Adviser nor any of its affiliate shall receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Fund, except that the Korean Adviser or its affiliates may receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Fund, if permitted under the U.S. Investment Company Act of 1940, as amended.

     5.    Liability of Korean Adviser.  The Adviser and the Fund agree that the
           ---------------------------
Korean Adviser may rely on information believed by the Korean Adviser to be accurate and reliable. The Adviser and the Fund further agree that neither the Korean Adviser nor the Korean Adviser's officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Korean Adviser's duties or by reason of reckless disregard of the Korean Advisor's obligations and duties under this Agreement.

     6.    Duration and Termination.  This Agreement shall continue in effect
           ------------------------
for a period of two years from the effective date. Thereafter, this Agreement may continue in effect only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Trustees who are not interested persons of the Fund, the Korean Adviser or the Adviser, cast in person at a meeting called for the purpose of voting on such approval; and (ii) a majority of the Fund's Board of Trustees or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund's Board of Trustees or by vote of holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice delivered or sent by registered mail, postage prepaid, to the Korean Adviser, at the Korean Adviser's address given above or at any other address of which the Korean Adviser shall have notified the Adviser in writing, or by the Korean Adviser upon 60 days' written notice to the Adviser and to the Fund, and shall automatically be terminated in the event of its assignment or of the termination (due to assignment or otherwise) of the Advisory Agreement, provided that an assignment to a corporate successor to all or substantially all of the Korean Adviser's business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Korean Adviser's business shall not be deemed to be an assignment for purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

           This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund's Board of Trustees who are not interested persons of the Fund, the Korean Adviser or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.
                                                                  Matthews Korea
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Fund - Research and Advisory Agreement

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

           Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by mailing such notice, air mail postage paid, the day on which such facsimile is sent.


     If to Matthews International Capital Management, to:

           Matthews International Capital Management
           655 Montgomery Street, Suite 1438
           San Francisco, California  94111
           Attention: President
           (Facsimile No. 415-788-6237)


     If to Daewoo Capital Management Co., Ltd., to:

           Daewoo Capital Management Co., Ltd.
           34-3, Yoido-dong, Yungdungpo-gu
           Seoul 150-010, Korea
           Attention: President
           (Facsimile No. 011-822-768-4286)

or to such other address as to which the recipient shall have informed the other party.

           Notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and if by facsimile and mail, the date on which such facsimile and confirmatory letter are sent.

     7.    Severability.  If any provisions of this Agreement shall be held or
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made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     8.    Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, provided, however, that nothing herein shall be construed as being inconsistent with the U.S. Investment Company Act of 1940, as amended. As used herein the terms "interested person", "assignment", and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the U.S. Investment Company Act of 1940, as amended.
                                                                  Matthews Korea
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Fund - Research and Advisory Agreement

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date herein above first written.



ATTEST:                                         MATTHEWS INTERNATIONAL
                                                CAPITAL MANAGEMENT



    /s/ John Dracott                            By:     /s/ G.  Paul Matthews
-------------------------------                    -----------------------------
John Dracott, Secretary                            G. Paul Matthews, President



ATTEST:                                               DAEWOO CAPITAL
                                                MANAGEMENT CO., LTD.



                                                By:
-------------------------------                    -----------------------------
                   , Secretary                              President



                                  The foregoing Agreement is hereby accepted by:

ATTEST:                                                      MATTHEWS KOREA FUND



   /s/ John Dracott                           By:  /s/ G.  Paul Matthews
----------------------------------               -------------------------------
John Dracott, Secretary                              G. Paul Matthews, President


                                Matthews Korea
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Fund - Research and Advisory Agreement

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